Evergreen Marketing, Inc.

1934 Philip Dr. Dixon, IL 61021

THIS SERVICE AGREEMENT is entered into on 11/07/06 (herein the "Effective Date") between Evergreen Marketing, Inc. and World Energy Solutions, Inc. (BB: WEGY), herein referred to as “Client.”

A. Evergreen Marketing, Inc. provides consulting and marketing services in connection with Client’s ongoing business activities.

B. Client employs the services of Evergreen Marketing, Inc. to provide consulting and marketing services, as defined below, and Evergreen Marketing, Inc. to provide such services to Client.

NOW, THEREFORE, for the mutual promises, representations, warranties and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Consulting and Marketing Services. Evergreen Marketing, Inc. shall provide the following services throughout the term of this Agreement (collectively the "Consulting and Marketing Services”):

1.1 Corporate consulting and promotion including, but not limited to, e-mail database distribution and up to two (2) taped Green Baron CEO webcasts available at www.thegreenbaron.com.

1.2 Evergreen Marketing will conduct the webcast interviews with a senior director or representative of World Energy Solutions, Inc. (WEGY)) at a time to be determined within the next 180 days. The webcast interviews are typically about 10 to 20 minutes in length, and it is preferable that the interviews are conducted with the CEO, President, Chairman, or founder.

1.3 Evergreen Marketing will furnish the Public Relation’s representative associated with WEGY suggested press releases to announce details of the webcast.  Evergreen Marketing will also alert its opted in members of The Green Baron Report of the webcast through a separate email and on our marquee of the website.

1.4 Evergreen Marketing will introduce World Energy Solutions, Inc. (WEGY) to our members in The Green Baron Report as our Focus Stock Pick for the month of November 2006, and will be added to our list of stocks previously fully profiled on our home page.  The anticipated distribution time is estimated to be during trading hours on Wednesday, November 15, 2006.  Evergreen Marketing will write a profile on WEGY that focuses on the positive developments of the company, and will send this profile to all our opted in members and make the profile available on our website at www.thegreenbaron.com.  Evergreen Marketing, Inc. reserves the right to delay dissemination of our profile up to a year if the stock price rises more than 35% above the offer price after the date of this contract and prior to our anticipated profile date.

1.5 Evergreen Marketing will update its members on newsworthy developments about WEGY through email distributions to its members and updates in the marquee on the website for a period of at least 180 days.

1.6 A brief profile of WEGY will also be available and positioned on our additional stock awareness website at www.strictlystocks.com for at least 90 days.  A small opt in database that is growing will receive our Green Baron profile on WEGY but will contain the Strictly Stocks header and logo.

2. Evergreen Marketing, Inc. may disseminate a corporate profile of Client’s corporation and operational practices to potential shareholders, the investment community, including, but not limited to The Green Baron Investors Society database and The Green Baron Report database.

2.1 For the period commencing upon the Effective Date and continuing for a period of at least 180 ( herein "Consulting Term" ).  Evergreen Marketing, Inc. shall render Consulting and Marketing Services, as directed, verbally or in writing, to Client in connection with said Client's business.

2.2 During the term of this Agreement Evergreen Marketing, Inc. has no and shall not assert any ownership interest to the business names or trademarks of Client.

3. Nondisclosure.

3.1 Evergreen Marketing, Inc. covenants and agrees to use any Confidential Information, as described below, released to Evergreen Marketing, Inc. from client solely for the purpose of performing its consulting services hereunder. Evergreen Marketing, Inc. covenants and agrees not to use the Confidential Information for any competitive purpose or in any manner that may damage Client and shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent unauthorized use, dissemination, or publication as Evergreen Marketing, Inc. uses to protect its own proprietary confidential information. This covenant not to disclose Confidential Information shall be effective during and for one (1) year after the termination of this Agreement.

3.2 "Confidential Information" shall include any information transferred from Client to Evergreen Marketing, Inc. in connection with its Consulting and Marketing Services, in written form, in code or electronically including any information concerning TECHNICAL DATA, PROCESSES and PROCEDURES, DESIGN SPECIFICATIONS, DATABASE INFRASTRUCTURE, BUSINESS MODELS, MARKET STRATEGIES, SOFTWARE AND FIRMWARE, TRADE SECRETS OR KNOW-HOW.

3.3 Confidential Information does not include information that:

3.3.1 Evergreen Marketing, Inc. can prove was in its possession at the time of the disclosure by the disclosing party, or

3.3.2 is currently, or becomes publicly known through no fault of Evergreen Marketing, Inc., or

3.3.3 is received from a third party without similar restrictions and without breach of this Agreement, or

3.3.4 is approved for release by written authorization of client subsequent to this Agreement, or

3.3.5 is independently developed by Evergreen Marketing, Inc. without the use of any Confidential Information.

4. Compensation. Evergreen Marketing, Inc. shall receive as compensation for its Consulting and Marketing Services the following:

4.1 It is agreed that Evergreen Marketing will receive $5,000 cash as part of its compensation.  A check payable to Evergreen Marketing, Inc. can be mailed to the address provided directly below in Compensation 4.2 or money can be wired directly to our bank account.  Please let us know if wiring instructions are required and they will be provided in another correspondence.

4.2 It is agreed that Evergreen Marketing, Inc. will receive exactly 250,000 shares of restricted shares of WEGY common stock before our expected profile date on Wednesday, November 15, 2006.  The shares should be titled Evergreen Marketing, Inc. and express mailed to:

Evergreen Marketing, Inc.

Attn: Matt Chipman

2035 Westwood Blvd. Suite # 210

Los Angeles, CA 90025

These shares will carry piggyback registration rights.  If the shares are not registered within one year of the date on the certificate, then Evergreen Marketing will have the right to sell its shares under Rule 144.  World Energy Solutions agrees to pay the legal cost to produce an opinion letter.  If the total value of the stock on November 15, 2007 does not exceed $50,000, World Energy Solutions agrees to pay the difference in cash or free trading stock to Evergreen Marketing, Inc. by November 30, 2007.

5. Termination. Either party prior to the expiration of the Consulting and Marketing Term may terminate this Agreement as follows:

5.1 Immediately at anytime so long at it is by mutual written consent of both parties.

6. Relationship of the Parties. Evergreen Marketing, Inc. shall be an independent contractor and not an employee or agent of Client or Client’s Company. Nothing herein contained, or otherwise, shall be deemed to place or is intended to have the effect of rendering Evergreen Marketing, Inc. in a relationship with Client or Client’s Company as one other than an independent contractor, and for no purpose shall Client or Client’s Company and Evergreen Marketing, Inc. be deemed, respectively, employer and employee. Subject to consultation with Client, Evergreen Marketing, Inc. shall at all times have full power and control respecting the mode and details of performing the services described in this Agreement. It is understood by the parties that no duty on the part of Client shall arise to pay any sums on behalf of or for the benefit of Evergreen Marketing, Inc. relating to withholding taxes, unemployment compensation insurance, disability insurance, Social Security contributions or any other similar amounts or contributions customarily payable by virtue of an employment relationship. Evergreen Marketing, Inc. shall be responsible for all such obligations described in the preceding sentence, shall be responsible for making any required reports or disclosures to federal, state or local taxing authorities regarding Evergreen Marketing, Inc's income and expenses and shall defend, indemnify and save harmless Client from any and all liability arising from Evergreen Marketing, Inc's failure to make such payments and reports in a timely and proper fashion.

7. Indemnification. Evergreen Marketing, Inc. and Client for each of themselves hereby agrees to indemnify and hold harmless each other and each of their officers, directors, shareholders, agents, representations and employees ("Indemnities") for any suit, claim a, action, obligation or liability affecting the Indemnities arising from the negligent acts of the other or their agents or arising from any intellectual property infringement by the other or their agents in connection with this Agreement.

8. Severability. If any provision of this Consulting and Marketing Agreement is for any reason unenforceable or void as set forth herein, such provision shall be deemed modified and severed from the balance of this Agreement to the extent required to eliminate only such portions or applications as are either unenforceable or void, but otherwise shall remain in full force and effect.

9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, to the address set forth below:

Evergreen Marketing, Inc.

Attn: Ed Miller

1934 Philip Dr.

Dixon, IL 61021

Either party may change the address for giving of notices by notice given pursuant to this Paragraph. Should a dispute arise that requires litigation or arbitration, it shall take place in the state of Illinois.

10. Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of it from time to time, in order to effectuate the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as November 7, 2006

CLIENT or Representing Party for World Energy Solutions, Inc.

By: Benjamin C. Croxton

 Date. _November 9, 2006______

Authorized Signature: __/s/  Benjamin C. Croxton_______________

Title: _Chief Executive Officer______________

Evergreen Marketing, Inc.

By: _Matthew L. Chipman_____ Date: _November 9, 2006______

Authorized Signature: __/s/  Matthew L. Chipman        ___________

Title: __Vice President

______________

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